Exhibit 10.41

ADDENDUM “A”

TO MASTER SERVICES AGREEMENT

This agreement between Ness USA, Inc. (“NESS”) (formerly Ness Global Services, Inc. or “NGS”), located at 160 Technology Drive, Canonsburg, PA 15317 (“NESS”) and Chordiant Software, Inc., located at 20400 Stevens Creek Blvd. Cupertino, CA  95014 (“COMPANY”) is an Addendum (the “Addendum”) to the Master Services Agreement executed on December 15, 2003 (the “Agreement”) between NGS and COMPANY.

WHEREAS, subsequent to the execution of the Agreement, NGS changed it corporate name to Ness USA, Inc.; and

WHEREAS the parties hereto wish to extend the term of the Agreement, which otherwise would expire by its own terms on December 14, 2006.

Accordingly, in consideration of the promises and covenants set forth below, the parties agree as follows, intending to be legally bound:

1.	The term of the Agreement shall be extended through and including December 14, 2007.

2.	“Ness USA, Inc.” shall take the place of “Ness Global Services, Inc.” throughout the Agreement in all respects.

3.	With the exception of the foregoing changes, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum, intending to be legally bound, as of the day and year written above.

Accepted by:                  Accepted by:

_/s/ Rocco Cozza______________________          ___/s/ Kelly Hicks __________________
Name: Rocco Cozza                 Name: Kelly Hicks
Title: Corporate Counsel                Title: VP Worldwide Field Operations

Date: ___September 11, 2006___________          Date: ___ September 11, 2006______

For: Ness USA, Inc.              For: Chordiant Software, Inc.
(f/k/a Ness Global Services, Inc.)